U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

 On May 24, 2013, we and Trinity Asset Management (Proprietary) Limited, a company formed under the laws of South Africa (“Trinity”), entered into the Share Purchase Agreement (the “Share Purchase Agreement”), under which Trinity agreed to purchase 1,000,000 shares of our Common Stock, par value $0.001 per share, in three installments during the period from May 24 through June 28, 2013 each at a cash purchase price of $1.00 per share. As of the date of this Current Report, Trinity has paid only $50,000 of the $250,000 required to be paid for the second installment of shares to be purchased under the Share Purchase Agreement. Our counsel has sent a letter to Trinity demanding payment of the $200,000 balance due for the second installment and for assurances of payment of the third installment due to be paid on or before June 30, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE US, INC. (Registrant)

Date: June 12, 2013	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer